                               POWER OF ATTORNEY

     The undersigned hereby constitutes and appoints each of Kathleen C. Henry,
Astrid E. P. Tsang, Michael K. Krebs, Kathleen R. Henry and Malissa Daniels,
signing singly, as the undersigned's true and lawful attorney-in-fact to:

     (1)   execute, for and on behalf of the undersigned, in the undersigned's capacity as a beneficial owner, joint actor, or similar capacity of securities which are registered under or subject to the laws, rules or regulations of any jurisdiction, any form, schedule, report or other similar document as may be required by such jurisdiction's laws, rules or regulations, and any amendments thereto, in accordance with such jurisdiction's laws, rules or regulations, including without limitation (a) Forms 3, 4 and 5 in accordance with Section
           16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and
           the rules thereunder, (b) Schedule 13D or 13G in accordance with
           Section 13(d) of the Exchange Act and the rules thereunder, (c) Form
           144 under the Securities Act of 1933, and (d) a Uniform Application
           for Access Codes to File on EDGAR on Form ID;

     (2)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such form, schedule, report or other similar document, and timely file such form, schedule, report or other similar document, including one or more amendments thereto, with the United States Securities and
           Exchange Commission (the "SEC") or any other appropriate governmental authority or regulatory body of the relevant jurisdiction and any stock exchange or similar authority; and

     (3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
           fact's discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the securities laws, rules or regulations of any particular jurisdiction.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file forms, schedules, or similar documents with respect to the undersigned's holdings of and transactions in securities which are registered under the laws, rules or regulations of any jurisdiction, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date below.

                            Signature:    /s/ Martha A. Dean

                            Print Name:   Martha A. Dean

                            Date:         February 21, 2022